October 30, 2017

Eaton Vance Corp.

Two International Place

Boston, MA 02110

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We serve as special Maryland counsel to Eaton Vance Corp., a Maryland corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to an aggregate of 7,100,000 shares (the “Shares”) of the Company’s non-voting common stock, $0.00390625 par value per share (the “Non-Voting Common Stock”), that may be issued pursuant to the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated, and the Eaton Vance Corp. 2013 Employee Stock Purchase Plan, as amended and restated (collectively, the “Incentive Plans”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.       The charter of the Company, as amended, certified as of the date hereof by the Secretary of the Company;

2.       The By-laws of the Company, as amended, certified as of the date hereof by the Secretary of the Company;

3.       Resolutions adopted by the Board of Directors of the Company and related approvals by the voting shareholders of the Company relating to the authorization and issuance of the Shares and the approval of the Incentive Plans, certified by the Secretary of the Company;

4.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

5.       A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinions set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       The Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the Incentive Plans, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. No opinion is expressed herein with respect to the qualification of the Shares under state securities or blue sky laws.

We have assumed that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Incentive Plans. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Non-Voting Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Incentive Plans, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Incentive Plans.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is solely for your use in connection with the issuance of Shares in accordance with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or in any other connection without, in each instance, our prior written approval.

Very truly yours,

DLA PIPER LLP (US)